
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1999
<PERIOD-END>                                         SEP-30-1998
<CASH>                                               840,957
<SECURITIES>                                         2,637,557
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               784,878
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       27,255,540<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           26,206,898
<TOTAL-LIABILITY-AND-EQUITY>                         27,255,540<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     206,569<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     281,781<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   36,365
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,608,504)<F5>
<EPS-PRIMARY>                                        (23.10)
<EPS-DILUTED>                                        000

<F1>Included  in Total assets is  Mortgagee  escrow  deposits of $1,325,  Tenant security deposit escrow of $3,512, Investments in Local Limited Partnerships, net of $22,948,281, Replacement reserve escrow of $3,421 and Other assets of $35,609. <F2>Included in Total liability and equity is Accounts payable to affiliates of $8,746, Accounts payable and accrued expenses of $45,572, Mortgage note payable of $707,165, Tenant security deposits payable of $3,512, Deferred revenue of $143,278 and Minority interest in Local Limited Partnership of $140,369. <F3>Total revenue includes Rental of $58,463, Investment of $74,558 and Other of $73,548. <F4>Included in Other expenses is General and administrative of $107,066, Asset management fees of $121,112, Rental operations, exclusive of depreciation of $20,017, Depreciation of $21,177 and Amortization of $12,409. <F5>Net loss includes Minority interest in losses of Local Limited Partnership of $185 and Equity in losses of Local Limited Partnerships of $(1,497,112).

